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          EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS
                         AMERICAN EAGLE OUTFITTERS, INC.
                                FEBRUARY 1, 1997

 (In thousands, except per share data)                                                   For the Six
                                                          For the Years Ended            Months Ended        For the Years Ended
                                                          -------------------            ------------        -------------------

                                                           Feb. 1,      Feb. 3,      Feb. 3,     Jan. 28,    July 29,   July 30,
                                                            1997         1996         1996         1995        1995       1994
                                                            ----         ----         ----         ----        ----       ----

Financial Statement Presentation:
---------------------------------

PRIMARY
Average shares outstanding                                    9,889       9,964        9,930      10,000      10,000       8,389

Net effect of dilutive stock options (less than 3%
reduction)                                                      -           -            -           -           -           -
                                                           --------    --------     --------    --------    --------    --------
Total                                                         9,889       9,964        9,930      10,000      10,000       8,389
                                                           ========    ========     ========    ========    ========    ========
Net Income (Loss)                                          $  5,925    $ (1,334)    $  7,142    $ 15,241    $  6,765    $  6,629
                                                           ========    ========     ========    ========    ========    ========
Per share amount                                           $   0.60    $  (0.13)    $   0.72    $   1.52    $   0.68    $   0.79
                                                           ========    ========     ========    ========    ========    ========
FULLY DILUTED
Average shares outstanding                                    9,889       9,964        9,930      10,000      10,000       8,389
Net effect of dilutive stock options (less than 3%

reduction)                                                      -           -            -           -           -           -
                                                           --------    --------     --------    --------    --------    --------
Total                                                         9,889       9,964        9,930      10,000      10,000       8,389
                                                           ========    ========     ========    ========    ========    ========
Net Income (Loss)                                          $  5,925    $ (1,334)    $  7,142    $ 15,241    $  6,765    $  6,629
                                                           ========    ========     ========    ========    ========    ========

Per  share amount                                          $   0.60    $  (0.13)    $   0.72    $   1.52    $   0.68    $   0.79
                                                           ========    ========     ========    ========    ========    ========

Presentation according to Regulation S-K Item 601 (11):
------------------------------------------------------
PRIMARY

Average shares outstanding                                    9,889       9,964        9,930      10,000      10,000       8,389
Net effect of dilutive stock options based on the
treasury stock method using average market price                219          12            7          65          44         -
                                                           --------    --------     --------    --------    --------    --------
Total                                                        10,108       9,976        9,937      10,065      10,044       8,389
                                                           ========    ========     ========    ========    ========    ========
Net Income (Loss)                                          $  5,925    $ (1,334)    $  7,142    $ 15,241    $  6,765    $  6,629
                                                           ========    ========     ========    ========    ========    ========

Per share amount                                           $   0.59    $  (0.13)    $   0.72    $   1.51    $   0.67    $   0.79
                                                           ========    ========     ========    ========    ========    ========
FULLY DILUTED

Average shares outstanding                                    9,889       9,964        9,930      10,000      10,000       8,389
Net effect of dilutive stock options based on the
treasury stock method using the year-end market price           231          48            7          65          68         -
                                                           --------    --------     --------    --------    --------    --------
Total                                                        10,120      10,012        9,937      10,065      10,068       8,389
                                                           ========    ========     ========    ========    ========    ========
Net Income (Loss)                                          $  5,925    $ (1,334)    $  7,142    $ 15,241    $  6,765    $  6,629
                                                           ========    ========     ========    ========    ========    ========

Per share amount                                           $   0.59    $  (0.13)    $   0.72    $   1.51    $   0.67    $   0.79
                                                           ========    ========     ========    ========    ========    ========
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